EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Dated as of January 11, 2024

PACIFIC OAK SOR II, LLC

By: Pacific Oak SOR II Holdings, LLC, its sold member

By: Pacific Oak SOR Properties, LLC, its sole member

By: Pacific Oak SOR (BVI) Holdings, Ltd., its sole member

By: Pacific Oak Strategic Opportunity Limited Partnership, its sole shareholder

By: Pacific Oak Strategic Opportunity REIT, Inc., its sole general partner

By:/s/ Peter McMillan III
Name: Peter McMillan II
Title: President

PACIFIC OAK SOR II HOLDINGS, LLC

By: Pacific Oak SOR Properties, LLC, its sole member

By: Pacific Oak SOR (BVI) Holdings, Ltd., its sole member

By: Pacific Oak Strategic Opportunity Limited Partnership, its sole shareholder

By: Pacific Oak Strategic Opportunity REIT, Inc., its sole general partner

By:/s/ Peter McMillan III
Name: Peter McMillan II
Title: President